UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Southeastern Bank Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SOUTHEASTERN BANK FINANCIAL CORPORATION

3530 Wheeler Road

Augusta, Georgia 30909

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on April 19, 2006

TO THE SHAREHOLDERS OF SOUTHEASTERN BANK FINANCIAL CORPORATION:

You are hereby notified that the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of Southeastern Bank Financial Corporation, a Georgia corporation (the “Company”), will be held at the Cotton Exchange Office of the Company located at 32 Eighth Street, Augusta, Georgia on April 19, 2006, at 4:00 p.m., Eastern time for the following purposes:

1.	To elect eight (8) directors to serve for a term ending on the date of the 2007 Annual Meeting of Shareholders or until their respective successors shall have been elected and qualified;

2.	To amend the Articles of Incorporation of the Company to eliminate the preemptive rights provision contained in Article Eight;

3.	To ratify and approve the 2006 Long-Term Incentive Plan;

4.	To transact such other business as may properly come before the Annual Meeting or an adjournment thereof.

Information relating to the Annual Meeting and the proposals described above is set forth in the attached Proxy Statement. Shareholders of record at the close of business on March 16, 2006 are the only shareholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

/s/ Ronald L. Thigpen
Ronald L. Thigpen Assistant Corporate Secretary

Augusta, Georgia

March 24, 2006

EACH SHAREHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IN THE EVENT A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON. YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE NOMINEES FOR DIRECTORS, THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION AND THE 2006 LONG-TERM INCENTIVE PLAN.

SOUTHEASTERN BANK FINANCIAL CORPORATION

3530 Wheeler Road

Augusta, Georgia 30909

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To be Held on April 19, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Meeting”) of Southeastern Bank Financial Corporation (the “Company”) to be held on April 19, 2006, at 4:00 p.m., Eastern Time and at any adjournment thereof, for the purposes set forth in this Proxy Statement. The accompanying proxy is solicited by the Board of Directors of the Company. The Meeting will be held at the Cotton Exchange Office of the Company located at 32 Eighth Street, Augusta, Georgia, 30901. This Proxy Statement and the accompanying Form of Proxy were first mailed to shareholders on or about March 23, 2006. The Company’s 2005 Summary Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2005 accompany this Proxy Statement.

VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

The Company has fixed March 16, 2006, as the record date (the “Record Date”) for determining the shareholders entitled to notice of and to vote at the Meeting. The Company’s only class of stock is its Common Stock. At the close of business on the Record Date, there were outstanding and entitled to vote 5,275,794 shares of the Common Stock held by approximately 802 shareholders of record, with each share being entitled to one vote. There are no cumulative voting rights. The approval of each proposal set forth in this Proxy Statement requires that a quorum be present at the Annual Meeting. Shares representing a majority of the votes entitled to be cast at the meeting will constitute a quorum. In determining whether a quorum exists at the Meeting for purposes of all matters to be voted on, all votes “for” or “against,” as well as all abstentions (including votes to withhold in certain cases), will be counted.

Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present. A “plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention or otherwise) have no impact on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes for the same seat on the Board.

Any other proposal that is properly brought before the Annual Meeting generally requires approval by the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting. With respect to such proposals, abstentions will be counted but broker non-votes will not be counted for purposes of determining the presence of a quorum. Both abstentions and broker non-votes will be counted as votes against such proposals for purposes of determining whether such proposal has received sufficient votes for approval.

All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted “FOR” the election to the Board of Directors of all nominees listed below under “ELECTION OF DIRECTORS,” “FOR” the proposed amendment to the Articles of Incorporation, “FOR” the 2006 Long-Term Incentive Plan and in the discretion of the persons appointed as proxies with respect to any other matter that may properly come before the Meeting. Any shareholder may revoke a proxy given pursuant to this solicitation prior to the Meeting by delivering an instrument revoking it, by delivering a duly executed proxy bearing a later date to the Company, or by attending the Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Southeastern Bank Financial Corporation, 3530 Wheeler Road, Augusta, Georgia, 30909, Attention: Ronald L. Thigpen, Executive Vice President.

The costs of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record will be borne by the Company. Certain officers and employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to this solicitation by mail. The Company expects to reimburse brokers, banks, custodians, and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Stock held in their names.

PROPOSAL I

ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than twenty-five directors, with the exact number to be determined by the Board of Directors, each having a term of office of one year and continuing thereafter until his or her successor has been elected and has qualified. The Board has established eight as the number of persons to constitute the Board of Directors for the coming year, and has nominated the following persons to serve for one year and until their successors are elected and qualified:

Name	Age	Position with the Company	Position with the Bank (1)
William J. Badger	55	Director	Director

R. Daniel Blanton	55	President, Chief Executive Officer and Director	President, Chief Executive Officer and Director

Warren A. Daniel	58	Director	Director

Edward G. Meybohm	62	Vice Chairman and Director	Chairman of the Board and Director

Robert W. Pollard, Jr.	55	Chairman of the Board, and Director	Vice Chairman and Director

Randolph R. Smith, M.D.	62	Secretary and Director	Secretary and Director

Ronald L. Thigpen	54	Executive Vice President, Chief Operating Officer and Director	Executive Vice President, Chief Operating Officer and Director

John W. Trulock, Jr.	60	Director	Director

(1)	Georgia Bank & Trust Company of Augusta, the Company’s commercial banking subsidiary (the “Bank”).

Each of the nominees is currently a director of the Company, and has been nominated by the Board to serve for an additional term. When properly executed and returned, the enclosed Form of Proxy will be voted as specified thereon. If any nominee is unable or fails to accept nomination or election (which is not anticipated), the persons named in the proxy as proxies, unless specifically instructed otherwise in the proxy, will vote for the election in his or her stead of such other person as the Company’s existing Board of Directors may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE EIGHT NOMINEES NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK

No director or executive officer of the Bank or Company is related to any other director or executive officer, except that Robert W. Pollard, Jr., Chairman of the Board is the brother-in-law of R. Daniel Blanton, President and Chief Executive Officer. No director or executive officer currently serves as an officer or director of any financial institution other than the Company, the Bank or the Company’s proposed thrift subsidiary, Southern Bank & Trust Company, Aiken, South Carolina.

All directors of the Company will serve until the next annual meeting of the shareholders of the Company or until their successors are elected and have qualified. Officers of the Company and the Bank serve at the pleasure of their respective Board of Directors.

The following additional information has been supplied by the directors and executive officers listed below.

William J. Badger, (55) has been a Director of the Bank and the Company since the organization of each (November 1988 and February 1992, respectively) and serves as Chairman of the Bank’s Loan Committee. He has been the President of Howard Lumber Company, a dealer in building materials and supplies, since 1978. He has also served as President of Augusta Sash and Door Sales of Georgia, Inc., a manufacturer of windows, doors, and millwork, since 2000. Mr. Badger received his Bachelor of Business Administration degree from the University of Georgia in 1972. He is active in the Construction Suppliers Association of Georgia and the Kiwanis Club of Augusta. He currently serves as Senior Warden of Saint Paul’s Church in Augusta.

R. Daniel Blanton (55) has been President and Chief Executive Officer of the Company and the Bank since October 1997. He has been a Director of the Company since it was formed and has been a Director of the Bank since June 1990. Prior to his current position, he held the title of Executive Vice President and Senior Lending Officer of the Bank and was named Chief Operating Officer of the Company and the Bank in November 1995. Mr. Blanton was Vice President of The Bank of Columbia County in Martinez, Georgia from 1987 to 1988. From 1986 to 1987, he was self-employed as a real estate developer. From 1976 to 1986, Mr. Blanton served as Senior Vice President and Senior Lending Officer of Georgia State Bank in Martinez, Georgia. A graduate of Georgia Military College, Mr. Blanton received his Bachelor of Science Degree from Clemson University in 1973 and received further training at the Georgia Banking School in 1982. He graduated from the Graduate School of Banking of the South at Louisiana State University in 1985. Mr. Blanton serves on the Board of Sacred Heart Cultural Center, United Way, Augusta Tomorrow Inc., Augusta State University Foundation, Historic Augusta Inc., The Georgia Trust for Historic Preservation, and the Southeastern Natural Sciences Academy. Mr. Blanton is a member of the Board of Directors of Georgia Bankers Association and served as its Chairman in 2004-2005. He also serves on the American Bankers Association-Community Bankers Council and its Administrative Committee.

Warren A. Daniel, (58) became a Director of the Company with its formation in 1991 and has been a Director of the Bank since July, 1990. He serves as Chairman of the Company and Bank’s Compensation Committee. Mr. Daniel has been a Financial Representative for Northwestern Mutual Financial Network since 1978. He is also President of Group & Benefits Consultants, Inc. Prior to 1978, Mr. Daniel was a Loan Officer with SunTrust Bank in Augusta. He is a graduate of Richmond Academy in Augusta and received his Bachelor of Business Administration degree from the University of Georgia in 1970. Mr. Daniel’s professional designations include Chartered Life Underwriter and Chartered Financial Consultant. He currently serves as a Director of Howard Lumber and is past Chairman of the Augusta Metro Chamber of Commerce and is active in other civic and business organizations.

Edward G. Meybohm (62) has served as Vice Chairman of the Company’s Board of Directors since its formation and is the current Chairman of the Bank’s Board of Directors and the Asset/Liability and Investment Committee of the Bank’s Board. He has been the President of Meybohm Realty, Inc., a real estate brokerage firm, since 1977. Prior to 1977, Mr. Meybohm worked at Southern Finance Corporation, where he was employed since 1970. Mr. Meybohm, a native of Harlem, Georgia, received his Bachelor of Science degree in Education from Georgia Southern

University in 1964. He served as a member of the Board of Directors of Georgia State Bank, Martinez, Georgia, from November 1983 through December 1985, when Georgia State Bank was acquired by Georgia Railroad Bank. Thereafter, Mr. Meybohm continued to serve on the Columbia County Advisory Board of Georgia Railroad Bank and its successor, First Union National Bank of Georgia, until his resignation in June 1988. Mr. Meybohm is past President of the Georgia Association of Realtors, a past Chairman of the Augusta Metro Chamber of Commerce, a past member of the Georgia State Board of Education, and active in other civic and business organizations.

Robert W. Pollard, Jr. (55) has been a Director of the Company and the Bank since August, 1994. In April, 1995, he was elected Chairman of the Board of the Company and Vice Chairman of the Bank. He also serves as Chairman of the Executive Committee of the Board. He is President of Pollard Lumber Company, Inc., a lumber manufacturer located in Appling, Georgia. He is a native of Appling, Georgia, and attended Harlem High School. He also attended the University of Georgia, receiving his Bachelor of Science degree in Forest Resources. Mr. Pollard has served on the Board of Directors of the Southeastern Lumber Manufacturers Association, the Georgia Forestry Commission, Georgia Forestry Association and as Chairman of the Southern Timber Council. He currently serves on the Board of Trustees of Westminster Schools and is a member and Deacon of Kiokee Baptist Church in Appling.

Randolph R. Smith, M.D. (62) has been a Director of the Bank and Company since each was organized and serves as Chairman of the Audit Committee of the Company’s Board. Dr. Smith is a specialist in plastic and reconstructive surgery and a member of the medical staff of University Hospital in Augusta, where he has served as Chief of Staff and is Chairman of University Health, Inc. He has practiced medicine in the Augusta area since 1978. Prior to that time, Dr. Smith served his residency at the Medical College of Georgia in Augusta and Duke University. He graduated from Richmond Academy in Augusta, received his Bachelor of Science Degree from Clemson University in 1966 and his M.D. degree from the Medical College of Georgia in 1970. Dr. Smith was awarded an honorary doctorate from Clemson in 1997 for his volunteer services in developing countries. Dr. Smith is an Augusta, Georgia native and is active in civic and professional associations and has received The Book of Golden Deeds Award from The Exchange Club of Augusta, The Paul Harris Fellowship award by the Rotary Club of Augusta, the Civic Endeavor Award by the Richmond County Medical Society and the Jack A. Raines Humanitarian Award presented by the Medical Association of Georgia for 1999. In 2001, Dr. Smith received the Pride in the Profession Award by the American Medical Association. Additionally, he was recognized by the city council of Nowy Sacz, Poland for years of service to Polish patients and education of Polish surgeons. He is past President of the Exchange Club of Augusta and previously served as Senior Warden at St. Paul’s Episcopal Church.

Ronald L. Thigpen (54) has served as Executive Vice President and Chief Operating Officer of the Company and the Bank since October, 1997, having joined the Company and the Bank as Chief Financial Officer upon the acquisition of FCS Financial Corporation in December, 1992. He was elected to the Board of Directors of both the Company and the Bank in April, 1995. He was previously employed as the President and Chief Executive Officer of FCS Financial Corporation and First Columbia Bank from January, 1991 to December, 1992. From 1971 through 1990, Mr. Thigpen served First Union National Bank, and its predecessors Georgia Railroad Bank and Central Bank of Georgia, in a variety of positions in Augusta, Macon, and Columbus, Georgia. He received his Bachelor of Business Administration degree from Augusta State University in 1973 and is a 1980 graduate of the Graduate School of Retail Bank Management at the University of Virginia. He also graduated from the Graduate School of Banking of the South at Louisiana State University in 1985. He is past Chairman of the Board of Directors of the Financial Managers Society, headquartered in Chicago, Illinois. He also serves as Chairman of the Development Authority of Columbia County. He is a member of the Board of Directors of the CSRA Alliance for Fort Gordon. Mr. Thigpen is a former Chairman of the Augusta Metro Chamber of Commerce. He is a member of the Georgia Bankers Association Risk Management Committee, the Rotary Club of Augusta and the Hephzibah Agricultural Club. He is a member of Wesley United Methodist Church.

John W. Trulock, Jr., (60) a Director of the Company and the Bank since April, 1995. He was born in Thomasville, Georgia but raised in Augusta. He attended Augusta State University and is a graduate of the University of Georgia, Athens, Georgia. Mr. Trulock is an agent for Mass Mutual Financial Group and is President of ECP Benefits, LLC. Mr. Trulock is a past President of the Exchange Club of Augusta, the Augusta State University Alumni Association, Garden City Lions Club, and Boys Club of Augusta as well as past Chairman of the Augusta State University Foundation. He is a member of Covenant Presbyterian Church where he has served as Deacon, Elder, and Trustee.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board of Directors has an Executive Committee, Audit Committee, and Compensation Committee. The full Board of Directors of the Company held nine meetings, and the Board of Directors of the Bank held twelve meetings, during the year ended December 31, 2005. All of the Directors of the Company attended at least 75% of such meetings and the meetings of each committee on which they served. The Company does not have a policy regarding director attendance at shareholders’ meetings. All eight of the Company’s directors attended the 2005 Annual Meeting of Shareholders.

Executive Committee. The Executive Committee is responsible for making recommendations to the Board on a variety of matters. The Executive Committee’s members include: Robert W. Pollard, Jr., Chairman, R. Daniel Blanton, William J. Badger, Warren A. Daniel, Edward G. Meybohm, Randolph R. Smith, M.D. and Ronald L. Thigpen. The Executive Committee held six meetings during 2005.

Audit Committee. The Audit Committee meets, at a minimum, quarterly prior to the regular Bank Board meeting and functions as a joint committee of the Company and the Bank. Additional meetings are scheduled as needed to carry out its activities. The Audit Committee has the responsibility of reviewing the Company’s consolidated financial statements, evaluating accounting functions and internal controls, assuring compliance with and reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are properly performed. The Committee selects and oversees the Company’s independent auditors for the next fiscal year, pre-approves all audit and allowable non-audit fees, reviews and approves the internal auditors’ audit and internal controls program, and reviews with the independent auditors the results of the annual audit and management’s response thereto. Please see “Audit Committee Report” for additional information. Each member of the Audit Committee is independent pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 4200(a)(15) promulgated by the Nasdaq Stock Market. The Committee does not include an “audit committee financial expert,” as that term is defined in the Exchange Act regulations. The Board has considered the qualifications of the members and has determined that they possess the skills necessary to review and analyze the Company’s financial statements and processes and to fulfill their other duties in accordance with the terms of the Audit Committee Charter. As a result, the Board has determined that the absence of an audit committee financial expert will not adversely affect the Committee’s performance of its duties and responsibilities. Audit Committee members are Company directors Randolph R. Smith, M.D., Chairman, and William J. Badger, and Bank directors James G. Blanchard, Jr., W. Marshall Brown and Edward J. Tarver. The Audit Committee met six times during 2005.

Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board to assure that competitive and fair compensation is provided to the officers and employees in order to recruit and retain quality personnel. This Committee also functions as a joint committee of both the Company and Bank’s Board of Directors. All of the members of the Committee are independent as determined by Nasdaq Stock Market standards. This Committee periodically reviews and revises salary ranges and total compensation programs for officers and employees using an outside consultant to recommend salary ranges based upon current surveys of peer group market salaries for specific jobs. See “Compensation Committee Report.” The Compensation Committee is comprised of Company directors Warren A. Daniel, Chairman, William J. Badger, Edward G. Meybohm and Randolph R. Smith, M.D. and Bank director W. Marshall Brown. The Compensation Committee held eight meetings during 2005. See “Compensation Committee Report” for additional information.

COMPENSATION OF EXECUTIVE OFFICERS

Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information regarding the compensation and benefits provided to its chief executive officer and the four other most highly compensated executive officers who received more than $100,000 in combined salary and bonus for the past year. Only R. Daniel Blanton, the Company’s Chief Executive Officer, and Ronald L. Thigpen,

the Company’s Chief Operating Officer, are compensated at this level. The disclosure requirements include the use of tables and a report explaining the rationale and considerations that led to executive compensation decisions. The Compensation Committee has prepared the following report for inclusion in this Proxy Statement in response to those requirements.

The Compensation Committee recommends to the Company’s Board of Directors payment amounts and bonus award levels for executive officers of the Company and the Bank. The report that appears later in this proxy statement reflects the compensation philosophy of the Company and the Bank as endorsed by the Company’s Board of Directors and the Compensation Committee and resulting actions taken by the Company for the reporting periods shown in the compensation table.

Summary Compensation Table

		Annual Compensation		Long Term Compensation
				Awards		Payouts
				Securities Underlying Options/ SARs (#)
Name and Principal Position	Year	Salary	Bonus (1)			LTIP Payouts (2)	All Other Compensation (3)
R. Daniel Blanton President & Chief Executive Officer	2005 2004 2003	$230,000 215,000 185,000	$140,000 85,320 92,500	-0- -0- 14,600	(4)	$13,279 13,279 13,279	$10,500 10,250 10,000

Ronald L. Thigpen Executive Vice President & Chief Operating Officer	2005 2004 2003	$210,000 195,000 165,000	$130,000 77,383 82,500	-0- -0- 14,600	(4)	$13,279 13,279 13,279	$10,500 10,250 10,000

(1)	Indicates amounts paid under the annual cash incentive plan in the succeeding year based on performance objectives for the indicated year.
(2)	Represents a payment for vested Stock Appreciation Rights. See “Compensation Committee Report – Long- Term Incentive Plans.”
(3)	Reflects the annual 401(k) contribution of the Company.
(4)	Represents ten year options vesting 20% annually over five years with an average exercise price of $23.14 per share.

Options/SAR Grants in Last Fiscal Year

Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of total Options/SARs granted to employees in fiscal year	Exercise or base price ($/SH)	Expiration date	Potential realizable value at assumed annual rates of stock price appreciation for option term
					5% ($)	10% ($)

R. Daniel Blanton	-0-	N/A	N/A	N/A	N/A	N/A

Ronald L. Thigpen	-0-	N/A	N/A	N/A	N/A	N/A

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal

Year-End Option/SAR Values

Name	Shares Acquired on Exercise (#)		Value Realized ($)(3)	Number of Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Options/SARs at FY-End (4) Exercisable/Unexercisable
R. Daniel Blanton President & Chief Executive Officer	13,199	(1)	$252,526	3,201/15,800	$50,263/$354,940

Ronald L. Thigpen Executive Vice President & Chief Operating Officer	8,000	(2)	$253,925	26,787/16,713	$710,486/$381,757

(1)	Mr. Blanton exercised options for 10,560 and 2,639 shares on February 10, 2005.
(2)	Mr. Thigpen exercised options for 5,000 shares on August 17, 2005 and for 3,000 shares on October 27, 2005.
(3)	Value realized is based on market value of shares at time of exercise.
(4)	The value of the options reflected above at fiscal year end is based on a market value of $28.25 for the common stock as of December 31, 2005.

DIRECTOR COMPENSATION

Directors of the Company and the Bank who are not employees of the Company or the Bank receive a fee for their service on the Boards of the Company and the Bank equal to $300 for each such Board meeting attended. In addition non-employee Directors are paid a $300 fee for each Company or Bank Board committee meeting attended. The Chairman who presides over each respective meeting is paid a $400 fee for each meeting. Directors who are Company or Bank employees receive no compensation for their service on the Company and Bank Boards or their committees.

The Company’s directors were paid the following aggregate amounts of director fees for 2005:

Mr. Badger:	$19,000
Mr. Blanton:	$0
Mr. Daniel:	$16,500
Mr. Meybohm:	$15,000
Mr. Pollard:	$12,400
Dr. Smith:	$10,100
Mr. Thigpen:	$0
Mr. Trulock:	$7,200

Employment Contracts and Termination of Employment and Change in Control Arrangements

Employment Agreement with Mr. Blanton. During 2005, the Company renewed the Employment Agreement of Mr. Blanton, President and Chief Executive Officer of the Company, which was originally entered into on January 1, 2000. The Employment Agreement is for a term of three years and is renewable annually for additional terms of three years each year upon approval of the Compensation Committee. The base salary is set by the Compensation Committee annually. During 2005, the Company paid Mr. Blanton a base salary of $230,000 under this agreement and will pay him a base salary of $243,000 for 2006.

Pursuant to the Employment Agreement, Mr. Blanton is also entitled to an annual incentive award in an amount to be determined by the Compensation Committee and will be eligible to participate in the Company’s Long-Term Incentive Plans. In the event of a change in control (as defined in the Employment Agreement), Mr. Blanton will be entitled to a cash payment equal to two times his average base salary plus cash bonuses paid during the last three years. For example, based on Mr. Blanton’s 2003-2005 compensation, if the Company were to undergo a change in control during 2006, Mr. Blanton would receive a cash payment of $631,880. All or a portion of such payment may not be deductible to the Company as a result of Section 280G of the Internal Revenue Code. Mr. Blanton will also be entitled to deferred compensation of at least $180,000 annually, commencing upon retirement at age 65.

In the event that Mr. Blanton’s employment is terminated as a result of his death or permanent disability, the Company will pay his estate, or him, as the case may be, an amount equal to six months of his then current base salary. If Mr. Blanton’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement) he will be entitled to continue to receive his base salary for the longer of two years, or the remaining term of the Agreement. He will also be entitled to continuing medical coverage during such period, at the Company’s expense. If, following a change in control, Mr. Blanton is (i) required to relocate a distance greater than 50 miles, (ii) required to accept a reduction in his “total annual compensation” (as defined in the Employment Agreement), or (iii) is required to perform duties or occupy a position other than that described in the Employment Agreement, he will be entitled to resign and to receive continuation payments of his total annual compensation and medical insurance benefits for a period equal to the greater of two years or the remaining term of the Employment Agreement. The Employment Agreement contains covenants that restrict competitive, solicitation and confidentiality activities upon termination.

Employment Agreement with Mr. Thigpen. The Company also renewed the Employment Agreement with Mr. Thigpen, Executive Vice President and Chief Operating Officer, during 2005 The Employment Agreement is for a term of three years and is renewable annually for additional terms of three years each upon approval of the Compensation Committee. The base salary is set by the Compensation Committee annually. During 2005, the Company paid Mr. Thigpen a base salary of $210,000 under this agreement and will pay him a base salary of $223,000 for 2006.

Pursuant to the Employment Agreement, Mr. Thigpen is also entitled to an annual incentive award in an amount to be determined by the Compensation Committee and will be eligible to participate in the Company’s Long-Term Incentive Plan. In the event of a change in control (as defined in the Employment Agreement), Mr. Thigpen will be entitled to a cash payment equal to two times his average base salary plus cash bonuses paid during the last three years. For example, based on Mr. Thigpen’s 2003-2005 compensation, if the Company were to undergo a change in control during 2005, Mr. Thigpen would receive a cash payment of $573,256. All or a portion of such payment may not be deductible to the Company as a result of Section 280G of the Internal Revenue Code. Mr. Thigpen will also be entitled to deferred compensation of at least $180,000 annually, commencing upon retirement at age 65.

In the event that Mr. Thigpen’s employment is terminated as a result of his death or permanent disability, the Company will pay his estate, or him, as the case may be, an amount equal to six months of his then current base salary. If Mr. Thigpen’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement) he will be entitled to continue to receive his base salary for the longer of two years, or the remaining term of the Agreement. He will also be entitled to continuing medical coverage during such period, at the Company’s expense. If, following a change in control, Mr. Thigpen is (i) required to relocate a distance greater than 50 miles, (ii) required to accept a reduction in his “total annual compensation” (as defined in the Employment Agreement), or (iii) is required to perform duties or occupy a position other than that described in the Employment Agreement, he will be entitled to resign and to receive continuation payments of his total annual compensation and medical insurance benefits for a period equal to the greater of two years or the remaining term of the Employment Agreement. The Employment Agreement contains covenants that restrict competitive, solicitation and confidentiality activities upon termination.

The members of the Compensation Committee in 2005 were Warren A. Daniel, Chairman, William J. Badger, W. Marshall Brown, Edward G. Meybohm and Randolph R. Smith, M.D. There were no interlocks with respect to the Compensation Committee in 2005.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

The following graph compares the yearly percentage change in cumulative shareholder return on Southeastern Bank Financial Corporation Stock with the cumulative total return of the Standard & Poor’s 500 Index and SNL $500 Million-$1 Billion Bank Index for the last five years (assuming a $100 investment on December 31, 2000).

Southeastern Bank Financial Corporation

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Southeastern Bank Financial Corp.	100.00	120.39	158.12	229.28	233.55	343.38
S&P 500	100.00	88.11	68.64	88.33	97.94	102.74
SNL $500M-$1B Bank Index	100.00	129.74	165.63	238.84	270.66	282.26

COMPENSATION COMMITTEE REPORT

Overview

The Compensation Committee functions as a joint committee of the Company and Bank Board of Directors. It makes recommendations to the Board to assure that competitive and fair compensation is provided to the officers and employees in order to recruit and retain quality personnel. The Compensation Committee fully supports the Company’s philosophy that the relationships between pay and both individual and Company performance are fundamental to a compensation program. Pay for performance relating to executive officer compensation is composed of base salary, annual performance incentives, stock options and long-term stock appreciation rights. Executive officer compensation is based not only on individual performance and contributions, but also total Company performance relative to profitability measures and shareholder interests.

The Compensation Committee periodically reviews and revises salary ranges and total compensation programs for officers and employees and uses an outside consultant to recommend salary ranges based upon current surveys of peer group market salaries for specific jobs. Its general philosophy is to provide a comprehensive total benefits package that is competitive with other banks and bank holding companies of similar size in the Southeast. Toward that end, the peer group that the Company analyzes in determining officer and employee compensation is similarly situated banking organizations in the Southeast ranging in asset size of $500 million to $1 billion and other banks that are direct competitors with the Company in its markets.

Base Salary and Increases

The Compensation Committee formally reviews the compensation paid to executive officers prior to their initial hire and thereafter in January or February of each year. Changes in base salary are based on the Committee’s subjective view of individual performance and responsibility, the relationship of base pay to the existing salary market, increases in functional responsibility related to the growth of the Bank and the overall financial performance and profitability of the Company as compared to the Company’s financial performance against budgeted objectives. Decisions as to base pay for executive officers are based on evaluation and approval by the Compensation Committee and are further ratified by the full Board of Directors. Information regarding salaries paid by other financial institutions is obtained through formal salary surveys, information from benefits consultants and other means and is used in the decision process to ensure competitiveness with the Company’s Southeastern peers and direct competitors. The Committee recommends executive officer base salaries that are comparable to the salary information provided in these reports for comparable positions. Based on these factors, Mr. Blanton’s 2005 base salary was $230,000 and Mr. Thigpen’s was $210,000, and their 2006 base salaries have been set at $243,000 and $223,000, respectively.

Annual Cash Performance Incentives

In 1997, the Company implemented an annual cash performance incentive program for officers and key managers. The Company utilizes cash incentives to better align pay with individual and Company performance. This philosophy assists in overall better control of expenses associated with salary increases by reducing the need for significant annual base salary increases as a reward for past performance, and places more emphasis on annual profitability and the potential rewards associated with future performance. Market information regarding incentives paid in the banking industry is used to establish competitive rewards that are adequate to motivate strong individual performance during the year.

Messrs. Blanton and Thigpen are the members of the top tier of a plan that provides for participation by executive officers in a variety of tiers based on their level of responsibility. Incentive compensation in the top tier is determined based on specific performance thresholds as described below, while incentives for members of other tiers are based on a combination of specific performance thresholds and individual performance goals established at the beginning of the year. The full Board of Directors ratifies awards approved by the Compensation Committee.

Funding for the cash incentives is dependent on the Company attaining performance minimums for net income. Once the incentives have been funded, payments to Messrs. Blanton and Thigpen are based on the Company’s attainment of specified objectives in net earnings, the efficiency ratio, return on average equity and asset quality. Each category is assigned a relative weight, with net earnings being weighted at 40%, asset quality being weighted at 10% and each of the other categories being weighted at 25%. If the Company achieves its budgeted goal in a given category, Messrs. Blanton and Thigpen receive a bonus payment of 35% of base salary, while achievement of a specified above-budget amount in a given category results in the payment of the maximum bonus opportunity of 50% of base salary, weighted in each case as described above.

In 2005, the Company achieved the stated objective in each performance category described above. As a result, for 2005, the Committee recommended, and the Board of Directors approved, an incentive bonus of $140,000 for Mr. Blanton and $130,000 for Mr. Thigpen, representing in each case 50% of base salary plus an additional $25,000 payment based on the Committee’s authorization in early 2005 to pay a special bonus in that amount to each of Messrs. Blanton and Thigpen if the Company exceeded a certain net earnings threshold for 2005.

For 2006, the Committee has approved an annual cash incentive plan that is structured as described above, with new performance target amounts. It has also approved a $25,000 cash incentive for Messrs. Blanton and Thigpen, payable upon the Company’s achievement of a specified net earnings goal.

Long-Term Incentive Plans

The Company established in 2000 and the shareholders approved in April, 2001, the 2000 Long-Term Incentive Plan. The purpose of the 2000 Long-Term Incentive Plan is to promote the success of and enhance the value of the Company by linking the personal interests of our employees and officers to those of our shareholders, and by providing participants with an incentive for outstanding performance. The Plan authorizes the Compensation Committee to grant awards in the form of options to purchase shares of common stock. The Compensation Committee considers stock option awards as a meaningful part of a comprehensive total compensation package that is required to attract and retain key personnel. Recommendations for stock option awards are reviewed annually in the context of this total compensation package. No options were granted to the Company’s executive officers during 2005 because the Committee was anticipating the 2006 Long-Term Incentive Plan would be designed to allow a broader range equity-based incentives more appropriate to the executive officers. As of the end of 2005, as adjusted to previous stock dividends and stock splits, 245,540 incentive stock options had been awarded under the Plan.

On March 8, 2006, the Company’s Board of Directors approved the 2006 Long-Term Incentive Plan. This plan is being submitted to shareholders for approval at the Meeting and is described more fully in Proposal 3. The Board adopted this plan in order to provide for grants of a broader range of equity incentives for employees and directors. This will enable the Compensation Committee to tailor the type of equity incentive to the desired performance by the recipient and to avoid incurring the expense associated with option grants while continuing to provide long-term equity-based incentives that align the recipient’s interests with those of shareholders as a whole. No awards have yet been made under this plan.

Section 401(k) Plan

The Bank has an employee savings plan that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended. Under this Plan, participating employees, including our executive officers, may defer a portion of their pre-tax earnings, up to the Internal Revenue Service annual contribution limit. The Bank has the obligation under the Plan to make an annual contribution of 3% of annual compensation of all eligible employees. The Bank has the option to make additional annual discretionary contributions to the Plan. For the year ended December 31, 2005, the Bank contributed $522,903 to the Plan, which represented a total of 5.00% of the annual compensation of all eligible employees. All contributions are made on the same basis regardless of the participant’s position with the Company.

2005 Performance; Chief Executive Officer Compensation

The Company’s performance for the most recent five-year period has improved each year, and the Company exceeded its asset growth goal, financial profitability objectives, operating efficiency and return on average equity targets in 2005. In addition, the Company also continued to excel in non-financial performance areas in 2005, as the Company successfully addressed its policy objectives relating to customers, employees and communities. Shareholder value also continued to improve during 2005 as is evidenced by the performance graph included under “Comparison of Five-Year Cumulative Total Return” above.

Mr. Blanton’s compensation awards in 2005 were based upon the Compensation Committee’s assessment of the Company’s financial and non-financial performance as described above and Mr. Blanton’s individual contribution to this performance. Based on his responsibilities, achievement and individual performance, the Company’s performance as described above, the compensation paid to chief executive officers of peer banks and bank holding companies as described in “—Base Salary and Increases” above, and the terms of his employment agreement described elsewhere in this proxy statement, Mr. Blanton received a salary of $230,000 in 2005. In addition, based on the factors discussed under “—Annual Cash Performance Incentives” above, Mr. Blanton earned a performance incentive payment of $140,000 for 2005. He did not receive any stock options for the reasons stated in “—Long-Term Incentive Plans” above.

$1 Million Deduction Limit

At this time, the Company does not appear to be at risk of losing deductions under the $1 million deduction limit on executive pay established under Section 162(m) of the Internal Revenue Code of 1986. As a result, the Compensation Committee has not established a policy regarding this limit. Nevertheless, in designing the 2000 Long-Term Incentive Plan, the Compensation Committee took steps ensuring that awards under that plan will be fully deductible.

Summary

In summary, the Compensation Committee believes that the overall compensation program of the Company is reasonable and competitive with compensation paid by other financial institutions of similar size. The program is designed to reward managers for superior individual, Company and share value performance. The Compensation Committee monitors the various guidelines that make up the program and may adjust them annually, as it deems appropriate to continue to meet Company and shareholder objectives.

Submitted by the members of the Compensation Committee who are currently directors of the Company or the Bank:

Warren A. Daniel, Chairman	Edward G. Meybohm
W. Marshall Brown	William J. Badger
Randolph R. Smith, M.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 1, 2006, with respect to the Company’s directors, the executive officers named in the Summary Compensation Table, shareholders known to the Company to own 5% or more of the Company’s common stock, and all current directors and executive officers of the Company as a group. Percentage calculations are based on 5,275,794 shares issued and outstanding. An asterisk (*) indicates ownership of less than one percent of the outstanding common stock.

Information relating to beneficial ownership of Common Stock by directors is based upon information furnished by each person using “beneficial ownership” concepts set forth in the rules of the Securities and Exchange Commission (“SEC”) under the Securities and Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial ownership. Accordingly, nominees are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as indicated in other notes to this table describing special relationships with other persons and specifying shared voting or investment power, directors possess sole voting and investment power with respect to all shares of common stock set forth opposite their names. Where noted, exercisable options for executives are included in the number of shares beneficially owned.

Name and Address	Position(s) with the Company and the Bank (1)	Number of Shares Beneficially Owned		Percentage of Ownership
William J. Badger	Director	69,006	(2)	1.31%

R. Daniel Blanton 3530 Wheeler Road Augusta, Georgia 30909	Director, President and Chief Executive Officer	418,525	(3)	7.93%

Warren A. Daniel	Director	28,218	(4)	*

Edward G. Meybohm	Vice Chairman of the Board of the Company and Chairman of the Board of the Bank	257,680	(5)	4.88%

Robert W. Pollard, Jr. 5863 Washington Road Appling, Georgia 30802	Chairman of the Board of the Company, Vice Chairman of the Board of the Bank	448,384	(6)	8.50%

Randolph R. Smith, MD 1348 Walton Way Suite 6300 Augusta, Georgia 30901	Director	275,378	(7)	5.23%

Ronald L. Thigpen	Director, Executive Vice President and Chief Operating Officer	53,362	(8)	*

John W. Trulock, Jr.	Director	1,436		*

All current executive officers and directors As a group (8 persons)		1,551,989	(9)	29.42%

Other Beneficial Owners of Greater than 5% of the Company’s Common Stock

RWP, Sr, Enterprises, LLLP 5863 Washington Road Appling, GA 30802		925,220		17.54%

Levi A. Pollard 3310 Scotts Ferry Road Appling, Georgia 30802		369,388	(10)	7.00%

*	Represents less than one percent of the outstanding shares.
1.	Each person holds the offices and directorships listed with both the Company and the Bank unless otherwise noted.
2.	Includes 7,462 shares held in Mr. Badger’s IRA and 2,124 shares held by Mrs. Badger.
3.	Includes 1,430 shares held in Mr. Blanton’s IRA, 185,858 shares held by Mr. Blanton’s wife, 6,852 shares held jointly with Mr. Blanton’s wife, 94,544 shares held in trust by Mr. Blanton’s wife as trustee for their minor children, 1,281 held in Mr. Blanton’s name as custodian for children, 9,494 shares held in Mr. Blanton’s children’s name and 3,201 shares in exercisable options.
4.	Includes 7,790 shares held in Mr. Daniel’s IRA.
5.	Includes 61,574 shares held in an IRA plan as to which Mr. Meybohm is a beneficiary.
6.	Includes 4,060 shares held by Mr. Pollard’s wife, 142,157 shares held in trust for their minor children, 1,612 shares held by Mr. Pollard’s child, and 4,309 shares held in Mr. Pollard’s IRA.
7.	Includes 72,240 shares held in a pension and profit sharing plan as to which Dr. Smith is a beneficiary
8.	Includes 11,778 shares held in Mr. Thigpen’s IRA, exercisable options for 26,787 shares and 12,197 shares held jointly with Mr. Thigpen’s wife.
9.	Includes 29,988 shares subject to exercisable options
10.	Includes 45,094 shares held in trust for Mr. Pollard’s children.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company and the Bank have had, and expect to have in the future, banking and other business transactions in the ordinary course of business with directors and officers of the Company and Bank and their related interests, including corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such transactions have not and will not involve more than the normal risk of collectability nor present other unfavorable features to the Company or the Bank.

Loans outstanding to officers, directors and affiliates totaled $26,754,246 and aggregated 42.1% of the Company’s shareholders’ equity at December 31, 2005. Deposit accounts with officers, directors and affiliates of the Company and the Bank totaled $19,661,664 at December 31, 2005.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of five directors, each of whom is independent as such term is defined by Rule 4200(a)(15)of the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. Dr. Smith and Mr. Badger are members of the Company’s Board of Directors and Messrs. Blanchard, Brown and Tarver are members of the Bank’s Board of Directors.

Management is responsible for establishing and maintaining effective internal controls over financial reporting in conformity with accounting principles generally accepted in the United States of America as well as certifying that the consolidated financial statements present fairly in all material respects, the financial condition results of operations and cash flows of the Company. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the Company’s consolidated financial statements as of and for the year ended December 31, 2005. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

The Audit Committee has also reviewed Management’s Report on Internal Control over Financial Reporting. That report reflects the conclusion of Management that internal controls over financial reporting as of December 31, 2005 was effective. In it’s meeting with the independent accountants; the Audit Committee discussed and accepted their report which contained the opinion that the Company maintained effective internal control over financial reporting as of December 31, 2005.

Based upon the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2005 to be filed with the Securities and Exchange Commission.

Randolph R. Smith, M.D., Chairman	William J. Badger	James G. Blanchard, Jr.
W. Marshall Brown	Edward J. Tarver

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require the Company’s executive officers and directors and persons who own more than ten percent of the Company’s Common Stock, as well as certain affiliates of such persons, to file reports of initial ownership of the Company’s Common Stock and changes in such ownership with the Securities and Exchange Commission. Executive officers, directors and persons owning more than ten percent of the Company’s Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ended December 31, 2005, all filing requirements applicable to its executive officers, directors, and owners of more than ten percent of the Company’s Common Stock were complied with in a timely manner.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Crowe Chizek and Company LLC , Brentwood, Tennessee, acted as the Company’s principal independent certified public accountants for the fiscal year ended December 31, 2005. The Board of Directors knows of no direct or material indirect financial interest by Crowe Chizek and Company LLC in the Company or of any connection between Crowe Chizek and Company LLC and the Company, in any capacity as promoter, underwriter, voting trustee, director, officer, shareholder or employee.

KPMG LLP acted as the Company’s principal independent certified public accountants for the years prior to 2005. The following table sets forth the fees billed to the Bank for the fiscal years ended December 31, 2005 by Crowe Chizek and Company LLC and in 2004 by KPMG LLP:

	2005	2004
Audit Fees	$190,880	$114,000
Audit-Related Fees	$12,020	$14,300
Tax Fees	$12,899	$10,000
All Other Fees	$33,753	$117,500
Total Fees	$249,552	$255,800

For 2005, audit related fees were for a full scope annual audit of the Bank’s 401(k) plan. Tax fees were for services related to the preparations of federal and state corporate tax returns and supporting schedules in addition to the calculations for the Company’s quarterly estimated tax payments. In 2005, all other fees were for non-executive compensation and mortgage derivative consulting.

In 2004 audit related fees were for the annual audit of the Bank’s 401(k) plan. Tax fees for 2004 were for services related to preparation of federal and state corporate tax returns and supporting schedules in addition to determination of the Company’s quarterly estimated tax payments. In 2004, all other fees were for the performance of procedures related to the attestation of FDICIA and Sarbanes-Oxley 404 compliance.

Audit Committee Review

The Company’s Audit Committee has reviewed the services rendered and the fees billed by Crowe Chizek and Company LLC for the fiscal year ending December 31, 2005. The Audit Committee has determined that the services rendered and the fees billed for the year ended December 31, 2005 that were not related to the audit of the Company’s consolidated financial statements are compatible with the independence of Crowe Chizek and Company LLC as the Company’s independent accountants.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

Director Nominations

The full Board of Directors evaluates and nominates the members of the Board of Directors. The Board has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers, and shareholders of the Company, and professionals in the financial services and other industries. Similarly, the Board does not prescribe any qualifications or skills that a nominee must possess, although it considers the potential nominee’s current and past employment and business experience; (ii) his or her experience and position with the Company and in the banking industry generally; (iii) if applicable, his or her record of service on the Company’s Board of Directors; (iv) his or her wisdom, integrity and ability to make analytical inquiries; (v) his or her profile in the communities served by the Company; and (vi) his or her commitment to, and availability for, service as a director of the Company. Current directors independent of management are: William J. Badger, Warren A. Daniel, Edward G. Meybohm, Randolph R. Smith, M.D. and John W. Trulock, Jr.

The Board will consider shareholder nominations for directors that are made in writing and delivered in accordance with Section 3.8 of the Company’s Bylaws. Under our Bylaws, such nominations must state: (1) the proposed nominee’s name, age and business and residence addresses; (2) the proposed nominee’s principal business or occupation during the past five years; (3) the proposed nominee’s affiliation with or material interest in any person or entity having an interest materially adverse to the Company, and (4) a sworn or certified statement of the shareholder that the proposed nominee has consented to being nominated and that the shareholder believes that the proposed nominee would stand for election and would serve if elected. Section 3.8 of our Bylaws also requires that the notice of the nomination be submitted in writing to the Secretary of the Company at its principal office (currently located at 3530 Wheeler Road, Augusta, Georgia 30909) no later than 14 days before the annual meeting of shareholders or five days after notice of the meeting has been mailed, whichever is later. For the 2006 Meeting, nominations will be due on or before April 5, 2006. Nominations not made in accordance with this procedure may be discarded by the chair of the meeting at which the election is to be held, although the chair may also waive all or any part of these requirements for good cause shown.

Shareholder Proposals

To be included in the Company’s annual proxy statement, shareholder proposals not relating to the election of directors must be received by the Company at least 120 days before the one-year anniversary of the mailing date for the prior year’s proxy statement, which in our case would require that proposals be submitted prior to November 16, 2006 for the next year’s annual meeting. The persons named as proxies in the Company’s proxy statement for the meeting will, however, have discretionary authority to vote the proxies they have received as they see fit with respect to any proposals received less than 60 days prior to the meeting date. SEC Rule 14a-8 provides additional information regarding the content and procedure applicable to the submission of shareholder proposals.

Shareholder Communications

Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and sending it to the Secretary of the Company at the Company’s principal office at 3530 Wheeler Road, Augusta, Georgia, 30909. The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

PROPOSAL 2 – AMENDMENT TO OUR

ARTICLES OF INCORPORATION

The Company’s Articles of Incorporation currently contain a preemptive rights provision in Article Eight, which provides as follows:

“(a) Except as otherwise provided in this Article and subject to the further terms and conditions set forth herein, holders of shares of the corporation shall have a preemptive right, granted on uniform terms and conditions prescribed by the board of directors, to acquire proportional amounts of the corporation’s unissued shares upon the decision of the board of directors to issue them; provided that the board of directors shall provide holders entitled to preemptive rights a period of at least thirty days within which such rights may be exercised.

(b) Notwithstanding the foregoing, there shall be no preemptive right with respect to the issuance of:

(1) Shares issued as a share divided;

(2) Fractional shares;

(3) Shares issued to effect a merger or share exchange;

(4) Shares issued pursuant to the acquisition of substantially all the assets of any other corporation, partnership, association, or trust;

(5) Shares issued as compensation to directors, officers, agents or employees of the corporation, its subsidiaries, or affiliates upon terms and conditions approved or ratified by the affirmative vote of the holders of a majority of the shares entitled to vote thereon;

(6) Shares issued to satisfy conversion, option, warrant or other share purchase rights created to provide compensation, incentive or reward to directors, officers, agents, or employees of the corporation, its subsidiaries, or affiliates upon terms and conditions, or in accordance with a stock option, employee stock ownership, profit sharing, pension or similar plan or arrangement, approved or ratified by the affirmative vote of the holders of a majority of the shares entitled to vote thereon;

(7) Shares authorized in the articles of incorporation that are issued within one year from the effective date of incorporation;

(8) Shares issued under a plan of reorganization approved in a proceeding under any applicable law of the State of Georgia or the United States of America relating to the reorganization of corporations;

(9) Shares sold otherwise than for money, deemed by the board of directors in good faith to be advantageous to the corporation’s business, other than shares sold pursuant to subparagraph (1) or (2) of this paragraph; or

(10) Shares released by waiver from their preemptive rights by the affirmative vote or written consent of the holders of two-thirds of the shares of the class to be issued. Any vote or consent shall be binding on all shareholders and their transferees for the time specified in the vote or consent up to but not exceeding one year from the date thereof and shall protect the corporation, its management, and all persons who may within that time acquire the shares so released.

(c) No holder of shares of any class or series of securities issued by the corporation shall have, solely by virtue of such ownership, any preemptive right with respect to shares of any other class or series which may be issued or sold by the corporation.

(d) A shareholder may waive his or her individual preemptive right at any time, and the holders of a class of shares may waive the preemptive rights of the class granted in this Article by the affirmative vote or written consent of the holders of two-thirds of the shares of the class with preemptive rights. The waiver of preemptive rights with respect to past issuances of shares shall be effective if made by the person who was the shareholder at the time the shares were issued. A waiver evidenced by a writing is irrevocable even though it is not supported by consideration.

(e) Shares that are otherwise validly issued and outstanding shall not be affected by reason of any violation of preemptive rights granted in this Article with respect to their issuance.

(f) Notwithstanding anything in this Article to the contrary, no shareholder of the corporation shall have any preemptive right to acquire securities of the corporation unless said shareholder is resident in the State of Georgia, or such other state in which the corporation is legally permitted to offer and sell its securities, provided that the corporation shall have no obligation to take any action to qualify to offer or sell its securities in any state other than the State of Georgia.

(g) No action shall be maintained to enforce any liability for violation of preemptive rights granted in this Article unless brought within three years of the discovery or notice of the violation, but in no event shall any action be brought to enforce a liability for violation of preemptive rights more than five years after the issuance giving rise to the violation.”

This means that whenever the Company conducts an offering of capital stock that is not within one of the exceptions listed above, each shareholder is entitled to subscribe for a number of shares that will enable him or her to maintain his or her percentage of ownership of that class of stock upon completion of the offering. For example, if 5,000,000 shares of common stock are outstanding and a shareholder owns 50,000 shares of common stock (1% of the outstanding shares) at the beginning of the offering, he or she would be entitled to purchase 1% of the newly offered shares. In an offering of 1,000,000 shares, this would represent an additional 10,000 shares, which would result in the shareholder owning 60,000, or 1%, of 6,000,000 outstanding shares upon completion of the offering.

Although this provision enables shareholders generally to maintain their pro rata equity ownership of our company if they so choose, it limits the Company’s flexibility in raising capital. Under the current Articles of Incorporation, if the Company needs to raise capital in a short time frame and can raise that capital quickly in an offering of stock to a relatively small number of investors, it cannot pursue that option. This is because it would need to offer the stock to its broad, public shareholder base at the same time, which would require that it register the offering with the SEC, prepare and distribute a prospectus to each of its shareholders and permit them an opportunity to subscribe. This would involve significant transaction costs and delays, which would inhibit significantly the Company’s ability to raise necessary capital quickly and efficiently. Without the preemptive rights provision, the Board of Directors can still choose to conduct offerings on a pro rata basis, but will have the added benefit of flexibility in capital-raising methods should it need to do so.

Toward that end, the Board is contemplating conducting a private placement of up to 125,000 shares of common stock if the proposed amendment to the Articles of Incorporation is approved. The capital is needed to support the Company’s expansion into South Carolina while maintaining appropriate regulatory capital ratios. To enable the Company to take advantage of available exemptions from SEC registration of the offered shares and thereby save the significant registration time and expense described above, participation in the private placement will be limited to “accredited investors” as defined under federal securities rules—generally institutional investors and individuals with annual net income of more than $200,000 or net worth of more than $1,000,000 – and possibly up to 35 unaccredited, but financially sophisticated, purchasers.

For the foregoing reasons, the Board of Directors is proposing that the shareholders adopt the following resolution approving the amendment to the Company’s Articles of Incorporation described therein.

RESOLVED, that the Articles of Incorporation of Southeastern Bank Financial Corporation be amended by deleting Article Eight thereof and replacing it with the following text:

ARTICLE EIGHT

Shareholders of the corporation shall not be entitled to preemptive rights with respect to any issuance of securities by the corporation.

The Board of Directors unanimously recommends a vote “FOR” the proposal to amend the Articles of Incorporation.

PROPOSAL 3 –ADOPTION OF THE

SOUTHEASTERN BANK FINANCIAL CORPORATION

2006 LONG-TERM INCENTIVE PLAN

On March 8, 2006, the Board of Directors of the Company approved the Southeastern Bank Financial Corporation 2006 Long-Term Incentive Plan (the “Long-Term Incentive Plan”), the full text of which is set forth as Appendix A and is made a part hereof. The following description of the Long-Term Incentive Plan is qualified in its entirety by reference to the applicable provisions of the plan document.

The Long-Term Incentive Plan will expire on March 8, 2016. The Long-Term Incentive Plan allows the Company to grant equity-based compensation to employees, individuals hired to be employees, and non-employee directors of the Company and its affiliates, and independent contractors that render key services to the Company or its affiliates (the “Eligible Persons”) for the purpose of giving them a proprietary interest in the Company and providing the Company with a means to attract and retain key personnel. The Board of Directors has approved and seeks shareholder approval of the Long-Term Incentive Plan. The Board of Directors has reserved two hundred and fifty thousand (250,000) shares of the Company’s Common Stock for issuance pursuant to awards that may be made under the Long-Term Incentive Plan, subject to adjustment as provided therein. Up to 100% of the shares reserved under the Long-Term Incentive Plan can be issued pursuant to incentive stock options, in the form of any other Stock Incentive (as defined below), or in a combination thereof. In the event all or a portion of a Stock Incentive is cancelled or terminated or expires or lapses before becoming vested, paid, exercised, converted, or otherwise settled in full, that number of shares shall be again available under the Long-Term Incentive Plan and shall not count against the maximum number of reserved shares.

Eligible Persons

At present, no specific grants are planned under the Long-Term Incentive Plan. All grants of awards are expected to be made on a discretionary basis, rather than pursuant to any formulas. Therefore, the amounts of any awards under the Long-Term Incentive Plan to any specific person or group of persons are not determinable at this time.

As of March 9, 2006, the sizes of the respective classes of Eligible Persons under the Long-Term Incentive Plan (other than individuals hired to be employees) were approximately as follows:

Class	Number of Individuals
Employees	278
Non-Employee Directors	16
Independent Contractors	10

Administration

Awards under the Long-Term Incentive Plan will be determined by a committee of the Board of Directors (the “Committee”), the members of which are selected by the Board of Directors. However, awards to officers, directors, and 10% shareholders of the Company shall be made by the Committee or subcommittee of the Committee, the members of which consist entirely of “non-employee directors” as defined under the applicable securities laws. The Compensation Committee will serve as the Committee for purposes of making awards under the Long-Term Incentive Plan.

Similarly, any action taken with respect to awards to executive officers for purposes of meeting the performance-based compensation exceptions under Section 162(m) of the Internal Revenue Code shall be taken by the Committee or subcommittee of the Committee the members of which are “outside directors” within the meaning of Section 162(m).

Awards

The Long-Term Incentive Plan permits the Committee to make awards of restricted shares of Common Stock and awards of derivative securities related to the value of Common Stock. The market value of Common Stock as of March 9, 2006 was $40.00 per share. These discretionary awards may be made on an individual basis.

The Long-Term Incentive Plan permits the Committee to make awards of restricted stock, options to purchase shares of Common Stock, and performance shares (together, “Stock Incentives”).

The number of shares of Common Stock as to which a Stock Incentive is granted and the recipient of any Stock Incentive shall be determined by the Committee, subject to the provisions of the Long-Term Incentive Plan. The Committee also has the power to (1) designate the Eligible Persons who will participate under the Long-Term Incentive Plan; (2) determine the sizes, types, terms, and provisions of awards, consistent with the terms of the Long-Term Incentive Plan; (3) construe and interpret the Long-Term Incentive Plan and any agreement or instrument under it; (4) establish, amend, or waive rules and regulations for the Plan’s administration; and (5) amend the terms of any outstanding award to the extent not otherwise prohibited as described herein or in the Long-Term Incentive Plan.

To the extent that the Committee desires to base a Stock Incentive on performance goals that are intended to qualify the Stock Incentive as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Committee may, but is not required to, make the granting, issuance, retention, and/or vesting of a Stock Incentive subject to the achievement of any of the performance goals listed below during a specified period:

(i)	cash flow;

(ii)	earnings per share;

(iii)	earnings before interest, taxes, and amortization;

(iv)	return on equity;

(v)	total stockholder return;

(vi)	share price performance;

(vii)	return on capital;

(viii)	return on assets or net assets;

(ix)	revenue;

(x)	income or net income;

(xi)	operating income or net operating income;

(xii)	operating profit or net operating profit;

(xiii)	operating margin or profit margin;

(xiv)	return on operating revenue;

(xv)	return on invested capital; and/or

(xvi)	market segment shares.

The Committee may base a Stock Incentive on any one or combination of the foregoing, and such may be applied to the Company as a whole or any business unit or subsidiary. The goal or goals may be measured annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target. All of the foregoing details will be established by the Committee. The Committee may adjust any evaluation of performance under the foregoing criteria to exclude from the computation any extraordinary, nonrecurring items (e.g., asset write-downs, changes in accounting principles, judgments or settlements, etc.). The Committee may adjust downward the performance goals previously established with respect to a particular grant of a Stock Incentive subject to any shareholder approval requirements of applicable law.

The Committee may, but is not required to, structure any Stock Incentive so as to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The Committee may also establish other performance criteria than those listed above, but such criteria will not qualify the award to be treated as performance-based compensation under 162(m) of the Internal Revenue Code.

The maximum number of shares of Common Stock with respect to which any Stock Incentives relate that may be granted during any three consecutive calendar years as to any Eligible Person shall not exceed fifty thousand (50,000), subject to adjustment for changes in corporate capitalization or in the event of certain corporate transactions.

In addition, the Long-Term Incentive Plan also permits the Board of Directors to delegate to one or more officers of the Company the ability to grant Stock Incentives under the Long-Term Incentive Plan to employees of the Company or any affiliate. The officers so designated can determine the number of awards each person can receive, subject to a maximum total number of awards established by the Board of Directors.

The Long-Term Incentive Plan also permits the Committee to delegate to the Chief Executive Officer of the Company the power to grant options or restricted stock under the Long-Term Incentive Plan to specified categories of Eligible Persons in amounts and on terms specified by the Committee.

The Long-Term Incentive Plan permits the Committee to establish any restrictions on the transfer or assignment of a Stock Incentive, subject to applicable laws. However, incentive stock options may not be transferred except by will or by the laws of intestate succession.

Options

The Long-Term Incentive Plan permits the grant of both incentive and non-statutory stock options. Options may be made exercisable at a price per share of Common Stock not less than the fair market value (determined in accordance with the Long-Term Incentive Plan) on the date that the option is awarded. However, an incentive stock option granted to an individual who owns more than 10% of Common Stock must have an exercise price equal to 110% of the fair market value per share of Common Stock on the date that the option is awarded. The Committee may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of Common Stock, or through a cashless exercise executed through a broker. The shares subject to an option may be purchased in installments or on specified dates provided in the award agreement. Any shares not purchased on such dates may be purchased thereafter at any time before the option expires.

Incentive stock options granted under the Long-Term Incentive Plan will expire ten years after their respective grant dates. However, an incentive stock option granted to an individual who owns more than 10% of Common Stock is required to expire five years after its grant date. Non-statutory stock options are required to have an expiration date specified in the award agreement.

Additionally, an option may expire within a specified period of time, if any, following a termination of service as specified by the Committee in the applicable award agreement. However, in no event may an incentive stock option be permitted to be exercised beyond the following periods: (1) more than three months following a recipient’s termination of service other than for disability or death unless the recipient dies during such period and any extension on account of death is permitted by the award agreement or the Committee; and (2) more than one year following a recipient’s termination by reason of disability unless the recipient dies during such period and any extension on account of death is permitted by the award agreement or the Committee.

Restricted Stock

The Committee may grant shares of Common Stock, subject to such restrictions and conditions as the Committee shall determine, including the payment of cash by the recipient. Such restricted stock may not be transferred until it is no longer subject to a restriction or until the recipient meets certain conditions provided by the Committee, if any.

Recipients that hold restricted stock are entitled to voting rights as if they held the stock outright. The Committee generally may determine whether dividends on the restricted stock are subject to the same restrictions as the underlying shares of restricted stock. However, if any such dividends constitute an equity security under federal securities laws, then these dividends will be subject to the same vesting schedule as the underlying shares of restricted stock. Each award shall address the extent to which a recipient of restricted stock may receive the unvested portion of a restricted stock grant upon or after a termination of service.

Performance Shares

Performance shares may only be granted to employees of the Company or an affiliate. Performance shares may be granted in such numbers or units and may be subject to such conditions or restrictions as the Committee shall determine and shall be payable in cash or shares of Common Stock, as the Committee may determine. Any Common Stock issued under performance shares may be subject to any restrictions as the Committee may determine.

The number and vesting of performance shares will be conditioned upon the degree of attainment of specified performance goals or other conditions over a specified period, all as determined by the Committee. The Committee will determine if the applicable performance goals or other conditions have been met. Such goals need not be of a kind that would allow the performance shares to qualify as performance-based compensation under 162(m) of the Internal Revenue Code.

The Committee will establish the amount of payment to be made under an award of performance shares if the performance conditions are met. Such amount shall be expressed in terms of a number of shares of Common Stock. The Committee may opt to cancel any earned but unpaid performance shares and grant options in an amount determined under a conversion formula in the applicable award agreement. The Committee also may opt to cancel any earned but unpaid performance shares and grant dividend equivalent rights in accordance with the applicable award agreement.

Each award shall address the extent to which a recipient of performance shares may receive the unvested portion of a performance share grant upon or after a termination of service.

General Rules

For awards under the Long-Term Incentive Plan that are outstanding upon a change in control, unless prohibited by applicable law, all options shall become immediately exercisable, all restrictions on any restricted stock grant shall lapse, the target payout opportunities for all awards of restricted stock or performance shares shall be deemed to have been met, and the vesting of all awards shall be accelerated as of the date of the change in control. Deferrals of the receipt of the benefit from any Stock Incentive (e.g., the delivery of shares under an exercised option) may be permitted or required by the Committee. Any such deferral will comply with the requirements of Section 409A of the Internal Revenue Code relating to deferred compensation arrangements.

Recapitalizations and Reorganizations

The number of shares of Common Stock reserved for issuance in connection with the grant or settlement of Stock Incentives or to which a Stock Incentive is subject, as the case may be, and the exercise price of each option are subject to adjustment in the event of any recapitalization of the Company or similar event. Such adjustments may be made without receipt of consideration by the Company.

In the event the Company is a party to a merger or other reorganization, outstanding awards will be subject to the agreement of merger or reorganization. Such agreement will provide for one of the following: (1) the continuation of outstanding awards by the Company, if the Company is a surviving corporation; (2) the assumption of outstanding awards by the surviving corporation or its parent or subsidiary; (3) the substitution of outstanding awards with awards of the surviving corporation or its parent or subsidiary; (4) to the extent permitted under the Long-Term Incentive Plan, full exercisability, lapsing of restrictions, and/or accelerated vesting of outstanding awards; or (5) settlement of the full value of outstanding awards in cash or cash equivalents, followed by the cancellation of such awards.

Amendment or Termination

Although the Long-Term Incentive Plan may be amended by the Board of Directors without shareholder approval, the Board of Directors may not make any amendment without shareholder approval if applicable law requires shareholder approval. Additionally, no amendment may adversely affect the rights of a recipient of a Stock Incentive under the Long-Term Incentive Plan without such recipient’s consent. In no event may the Board of Directors amend the Long-Term Incentive Plan without shareholder approval to (1) materially increase the number of shares of Common Stock available for awards under the Long-Term Incentive Plan, (2) materially increase the benefits accruing to participants under the Long-Term Incentive Plan, (3) extend the term of the Plan, (4) reduce the option price of outstanding options, or (5) materially modify the requirements as to eligibility for participation in the Long-Term Incentive Plan.

Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the Long-Term Incentive Plan. Individual circumstances may vary and each recipient should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Long-Term Incentive Plan. Furthermore, any tax advice contained in this discussion is not intended to be used, and cannot be used, to avoid penalties imposed under the Internal Revenue Code.

Non-statutory Options. A recipient will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the recipient exercises a non-statutory option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of Common Stock on the date the option is exercised over the price paid for Common Stock, and the Company will then be entitled to a corresponding deduction.

Depending upon the period shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-statutory option generally will result in a short- or long- term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-statutory option was exercised.

Incentive Stock Options. A recipient who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells Common Stock purchased pursuant to the option. The recipient will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the recipient does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the recipient will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and the Company will not get a corresponding deduction. If the recipient sells the stock at a gain prior to that time, the difference between the amount the recipient paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold, will be taxed as ordinary income and the Company will be entitled to a corresponding deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the recipient sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss.

Exercise of an incentive option may subject a recipient to, or increase a recipient’s liability for, the alternative minimum tax.

Restricted Stock. A recipient will not be taxed upon the grant of restricted stock award so long as the award is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code. However, when the shares of Common Stock that are subject to the stock award are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the restricted stock, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. However, if a recipient so elects at the time of receipt of a restricted stock award, he or she may include the fair market value of the stock subject to the award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

Performance Shares. A recipient will not recognize income upon the grant of a performance shares. Generally, at the time a recipient receives payment under a performance share, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of Common Stock received, and the Company will then be entitled to a corresponding deduction.

Tax Withholding. The delivery of shares or payment of any amount under any Stock Incentive may be subject to withholding of federal, state, or local taxes by the Company. Such withholding obligation may be satisfied by the recipient by tendering a cash payment, authorizing the Company to withhold shares otherwise issuable to the recipient, or the delivery to the Company of previously owned and unencumbered shares.

The Long-Term Incentive Plan is not qualified under Section 401(a) of the Internal Revenue Code.

The Board of Directors unanimously recommends that shareholders vote “FOR” the 2006 Long-Term Incentive Plan.

*        *        *

Management of the Company is not aware of any other matter to be presented for action at the Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matters come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their judgment.

A copy of the Company’s 2005 Annual Report on Form 10-K is included herewith and is also available without charge (except for exhibits) upon written request to Southeastern Bank Financial Corporation, 3530 Wheeler Road, Augusta, Georgia, 30909, Attention: Ronald L. Thigpen, Executive Vice President.

By Order of the Board of Directors

Augusta, Georgia March 24, 2006	/s/ Ronald L. Thigpen Ronald L. Thigpen
Assistant Corporate Secretary

APPENDIX A

SOUTHEASTERN BANK FINANCIAL CORPORATION

2006 LONG-TERM INCENTIVE PLAN

1. Establishment, Purpose, Types of Awards and Duration.

1.1. Establishment. Southeastern Bank Financial Corporation, a corporation organized and existing under the laws of the State of Georgia (hereinafter called the “Bank”), hereby establishes a long-term incentive plan for key employees, officers, directors and independent contractors providing material services to the Bank, as described herein, which shall be known as the “2006 Long-Term Incentive Plan” (the “Plan”).

1.2. Purpose. The purpose of the Plan is to enhance stockholder investment by attracting, retaining and motivating key employees, officers, directors and independent contractors of the Bank, and to encourage stock ownership by such persons by providing them with a means to acquire a proprietary interest in the Bank’s success, and to align the interests of management with those of stockholders.

1.3. Types of Awards. The Plan permits the granting of the following types of awards (“Awards”):

•	Non-statutory Stock Options.

•	Incentive Stock Options.

•	Restricted Stock.

•	Performance Shares.

1.4. Duration. The Plan shall become effective on the date of its approval by the Board of Directors of the Bank (the “Effective Date”); provided that this Plan will be submitted to the Bank’s stockholders for approval, and if not approved by the stockholders in accordance with Applicable Laws (as determined by the Committee in its discretion) within twelve (12) months from the Effective Date, this Plan and any Awards shall be null, void and of no force and effect. Awards granted under this Plan prior to approval of this Plan by the stockholders shall be granted subject to such approval, and no Shares shall be distributed before such approval. The Plan shall remain in effect, unless sooner terminated by the Board of Directors pursuant to Article 13 hereof, until March 8, 2016; provided that Incentive Stock Options may not be granted under the Plan after March 7, 2016.

2. Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

2.1. “Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

2.2. “Applicable Law” means the legal requirements relating to the administration of the Plan under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.

2.3. “Award” means, individually or collectively, a grant under this Plan of Non-statutory Stock Options, Incentive Stock Options, Restricted Stock or Performance Shares.

2.4. “Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

2.5. “Board” means the Board of Directors of the Bank.

2.6. “Bank” means Southeastern Bank Financial Corporation, a corporation organized and existing under the laws of the State of Georgia and any successor as provided in Section 16.5 hereof.

2.7. “Change in Control” means the occurrence of any of the following:

(a)	when any “person,” as such term is used in Section 13(d) or 14(d) of the Exchange Act (other than the Bank or any subsidiary or any employee benefit plan of the Bank or any subsidiary (including its trustee)), is or becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly of securities of the Bank representing twenty percent (20%) or more of the combined voting power of the Bank’s outstanding securities;

(b)	any transaction or event relating to the Bank required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

(c)	when, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason, to constitute at least a majority thereof, unless the election or the nomination for election by the Bank’s stockholders of each director first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors of the Bank at the beginning of any such period; or

(d)	any transaction requiring stockholder approval for the acquisition of the Bank by an entity other than the Bank or any subsidiary through purchase of assets, or by merger, or otherwise.

2.8. “Code” means the Internal Revenue Code of 1986, as amended.

2.9. “Committee” means a committee or subcommittee of the Board appointed by the Board to administer this Plan or to make and/or administer specific Awards under this Plan. If no such appointment is in effect at any time, “Committee” shall mean the Board.

2.10. “Common Stock” means the Common Stock, par value $3.00 per share, of the Bank.

2.11. “Consultant” means any person, including an advisor or counselor, who is engaged by the Bank or any Affiliate to render services and is compensated for such services.

2.12. “Covered Employee” means any key Employee who is or may become a “Covered Employee” as defined in Section 162(m) of the Code, or any successor statute, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) when twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13. “Date of Grant” means the date on which an Award is granted under this Plan.

2.14. “Director” means any individual who is a member of the Board or who is a member of the board of directors of an Affiliate.

2.15. “Disability” or “Disabled” means an Eligible Person who

(a)	is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b)	has, by reason of any medically determinable physical or mental impairments which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Bank.

2.16. “Effective Date” means the date described in Section 1.4 hereof.

2.17. “Eligible Person” means (a) any person who is an Employee, (b) any person who is hired to be an Employee, (c) any Non-Employee Director, and (d) any independent contractor to the Bank or an Affiliate who is determined by the Committee to render key services to the Bank or an Affiliate.

2.18. “Employee” means any person determined by the Committee to be an employee of the Bank or an Affiliate.

2.19. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.20. “Fair Market Value” means as of any date, the value of a Share determined as follows:

(a)	if the Shares are listed on any established stock exchange or a national market system, the Fair Market Value of a Share shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of, or the last market trading day prior to, the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable;

(b)	if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of the Shares shall be the mean between the high bid and the low asked prices for the Shares on the day of, or the last market trading day prior to, the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable, or

(c)	in the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee using any method or methods which the Committee may deem appropriate.

2.21. “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code, as designated in the applicable Award Agreement.

2.22. “Non-Employee Director” means any member of the Bank’s or an Affiliate’s Board of Directors or Advisory Board of Directors who is not an Employee.

2.23. “Non-statutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Award Agreement.

2.24. “Option” means an Award granted pursuant to Article 6 of this Plan.

2.25. “Option Period” means the period during which an Option may be exercised.

2.26. “Option Price” means the price per Share at which an Option may be exercised.

2.27. “Participant” means an Eligible Person who has received an Award hereunder.

2.28. “Performance–Based Exception” means the performance-based exception, set forth in Section 162(m)(4)(c) of the Code, from the deductibility limitations of Section 162(m) of the Code.

2.29. “Performance Measures” means measures as described in Article 9 on which the performance goals are based and which are approved by the Bank’s stockholders pursuant to this Plan in order to qualify Awards for the Performance-Based Exception.

2.30. “Performance Period” has the meaning set forth in Section 8.1 hereof.

2.31. “Performance Shares” means an Award granted pursuant to Article 8 of this Plan.

2.32. “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and such Shares are subject to a substantial risk of forfeiture, as provided in Article 7 of this Plan.

2.33. “Person” means, unless otherwise specially defined in the Plan, any natural person, association, trust, cooperative, corporation, general partnership, joint venture, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

2.34. “Plan” means the Southeastern Bank Financial Corporation 2006 Long-Term Incentive Plan, as amended from time to time.

2.35. “Qualifying Performance Criteria” has the meaning set forth in Section 9.1.

2.36. “Reporting Person” means as officer, Director or Ten-Percent Stockholder of the Bank within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

2.37. “Required Withholding” has the meaning set forth in Article 14.

2.38. “Restricted Stock” means Shares subject to restrictions imposed pursuant to Article 8 of this Plan.

2.39. “Share” means a share of Common Stock.

2.40. “Ten-Percent Stockholder” means a Participant who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank or an Affiliate.

3. Administration.

3.1. The Committee. The Plan shall be administered by the Committee, except that any action taken with respect to grants and awards of securities to and other acquisitions of securities by Reporting Persons under the Plan shall be taken by the Committee only if all of the members of the Committee meet the definition of a

“non-employee director” under Rule 16b-3(b)(3) under the Exchange Act or if such grant, award or other acquisition transaction is otherwise structured to be exempt from the provisions of Section 16(b) of the Exchange Act and the rules promulgated thereunder. If all of the members of the Committee are not “non-employee directors,” such action shall be taken by a committee or subcommittee of two (2) or more members, all of whom are “non-employee directors,” or such transaction otherwise shall be structured to be exempt from the provisions of Section 16(b) of the Exchange Act and the rules promulgated thereunder. Any action taken with respect to executive officers for purposes of meeting the Performance-Based Exception shall be taken by the Committee only if all of the members of the Committee are “outside directors” within the meaning of Code Section 162(m), subject to any applicable transition rules under Code Section 162(m). If all of the members of the Committee are not “outside directors,” such action shall be taken by a committee or subcommittee of two (2) or more members, all of whom are “outside directors.”

3.2. Authority of the Committee. Except as limited by law, or by the Articles of Incorporation or Bylaws of the Bank, and subject to the provisions hereof, the Committee shall have full power to do the following:

(a)	designate the Eligible Persons who shall participate in the Plan;

(b)	determine the sizes, types, terms and provisions of Awards in a manner consistent with the Plan;

(c)	construe and interpret the Plan and any agreement or instrument entered into under the Plan;

(d)	establish, amend, or waive rules and regulations for the Plan’s administration;

(e)	delegate to the chief executive officer of the Bank the power to grant Options and Restricted Shares from time to time to specified categories of Eligible Persons in amounts and on terms to be specified by the Committee;

(f)	delegate to officers, employees or independent contractors of the Bank matters involving the routine administration of the Plan and which are not specifically required by any provision of this Plan of to be performed by the Committee; and

(g)	subject to the provisions of Article 13, amend the terms and provisions of any outstanding Award to the extent such terms and provisions are within the discretion of the Committee as provided in the Plan, including, without limitation, (i) to accelerate the exercisability (including exercisability within a period of less than six months after the Date of Grant) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Participant ceasing to provide services to the Bank or an Affiliate or otherwise ceasing to be an Eligible Person, provided that any such waiver or acceleration shall be consistent with Article 12; (ii) subject to Articles 6.4 and 6.8, to extend the time during which any Award or group of Awards may be exercised; and (iii) to make such adjustments or modifications to Awards to Participants who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law.

The Committee shall make all other decisions relating to the operation of the Plan, and all other determinations which may be necessary or advisable for the administration of the Plan. The Board may also authorize one or more officers of the Bank to designate Employees to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board shall specify the total number of Awards that such officers may so award.

3.3. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Bank, its stockholders, Employees, Participants, and their estates and beneficiaries.

3.4. No Liability; Indemnification. Neither the Board or any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Bank and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties under the Plan. The Bank and its Affiliates may obtain liability insurance for this purpose.

4. Eligibility.

4.1. Grant of Awards. Awards may be granted or awarded only to Eligible Persons.

4.2. General Rule. Incentive Stock Options may only be issued to Employees. Incentive Stock Options may be granted to officers or Directors of the Bank or an Affiliate, provided they are also Employees of the Bank or an Affiliate. Payment of a Director’s fee shall not be sufficient to constitute employment by the Bank or an Affiliate. Incentive Stock Options shall not be granted under this Plan to any Employee if such grant would result in such Employee holding the right to exercise for the first time in any one calendar year, under all Incentive Stock Options granted under this Plan or any other plan maintained by the Bank, with respect to Shares having an aggregate Fair Market Value, determined as of the date of the Option is granted, in excess of $100,000. Should it be determined that an Incentive Stock Option granted under this Plan exceeds such maximum for any reason other than a failure in good faith to value the Shares subject to such option, the excess portion of such Option shall be considered a Non-statutory Stock Option. To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options under the federal tax laws shall be applied on the basis of the order in which such Options are granted. If, for any reason, an entire Option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such Option shall be considered a Non-statutory Stock Option.

4.3. Limits on Awards. Over any period of three consecutive calendar years, no Participant may receive Awards that relate to more than 50,000 Shares. The Committee will adjust this limitation pursuant to Section 5.3 below.

4.4. Replacement Awards. Subject to Applicable Laws (including any associated stockholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant or an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions or such surrendered Award, and may contain any other terms that the Committee deems appropriate.

5. Stock Subject to Plan.

5.1. Shares Reserved. Subject to adjustment as provided in Section of this Plan, the maximum number of Shares that may be issued under this Plan or pursuant to Awards made under this Plan is 250,000 Shares. All of the 250,000 Shares may be issued as Incentive Stock Options.

5.2. Lapsed Awards. If any Award granted hereunder is canceled, terminates, expires or lapses for any reason, any Shares subject to such Award shall again be available for the grant of an Award under the Plan.

5.3. Adjustments in Authorized Shares.

(a) In the event of any change in corporate capitalization, such as a stock dividend or stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Bank, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Bank, such adjustment shall be made in the number and class of Shares reserved under the Plan, and in the number, class and price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

(b) To the extent not previously exercised or settled, Options shall terminate immediately prior to the dissolution or liquidation of the Bank.

(c) In the event that the Bank is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(i)	The continuation of the outstanding Awards by the Bank, if the Bank is a surviving corporation;

(ii)	The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii)	The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv)	To the extent provided for in Article 12, full exercisability, lapsing of restrictions and/or accelerated vesting of the outstanding Awards; or

(v)	Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

(d) Except as provided in this Section 5.3, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Bank of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Option Price or grant price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

6. Stock Options.

6.1. Grant of Options. Options granted under this Plan to Eligible Persons shall be either Incentive Stock Options or Non-statutory Stock Options, as designated by the Committee; provided, however, that Incentive Stock Options may not be granted to Eligible Persons who are not Employees.

6.2. Award Agreement. Each Option granted under this Plan shall be clearly identified either as a Non-statutory Stock Option or an Incentive Stock Option and shall be evidenced by an Award Agreement that specifies the terms and conditions of the grant. Options shall be subject to the terms and conditions set forth in this Article 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

6.3. Option Price. The Option Price shall be determined by the Committee, subject to this Section 6.3. The Option Price for an Option shall not be less than one hundred percent (100%) of the Fair Market

Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a Participant who is a Ten Percent Stockholder, the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant.

6.4. Term of Options. The Option Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten (10) years (five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from its Date of Grant.

6.5. Restrictions on Transfer. The Committee may impose such restrictions on the transfer of Shares acquired pursuant to the exercise of an Option granted under this Article as it may deem advisable, including, without limitation, under Applicable Laws.

6.6. Exercise of Options. The Shares subject to an Option may be purchased in such installments and on such exercise dates as shall be set forth in the Award Agreement. Any Shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Option. In no event shall any Option be exercised, in whole or in part, after its expiration date.

6.7. Payment. Options shall be exercised by the delivery of a written notice of exercise to the Bank, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Bank either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Option Price (provided that the Shares which are tendered have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b). The Committee also may allow cashless exercise through a registered broker-dealer pursuant to such cashless exercise procedures which are, subject to applicable securities laws restrictions, deemed acceptable by the Committee or by any other means which the Committee determines to be consistent with the Plan’s purpose and Applicable Law. As soon as practicable after receipt of a written notification of exercise and full payment, the Bank shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.8. Termination of Service. Each Award Agreement with respect to Options granted hereunder shall set forth the extent to which the Participant shall have the right to exercise the Options following termination of the Participant’s service with the Bank or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all Options issued pursuant to this Article, may reflect distinctions based on the reasons for termination of service and may include provisions relating to a Participant’s competition with the Bank after termination of service. In that regard, if an Award Agreement permits exercise of an Option following the death of the Participant, the Award Agreement shall provide that such Option shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant’s will or, if the Participant shall fail to make a testamentary disposition of the Option or shall have died intestate, by the Participant’s executor or other legal representative.

6.9. Additional Termination Provisions for Incentive Stock Options. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s termination of employment for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one year after the Participant’s termination of employment on account of Disability, unless (a) the Participant dies during such one year period, and (b) the Award Agreement and/or the Committee permit later exercise.

6.10. Nontransferability of Options.

(a)

Incentive Stock Options. No Incentive Stock Option granted under this Article may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Further, all Incentive Stock Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

(b)	Non-statutory Stock Options. Except as otherwise provided in an Award Agreement, no Non-statutory Stock Option granted under this Article may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement, all such Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

7. Restricted Stock

7.1. Grant of Restricted Stock. Subject to the terms and conditions of this Article, and to such other terms and conditions as the Committee may determine, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Eligible Persons in such numbers as the Committee shall determine.

7.2. Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

7.3. Transferability. Except as provided in this Article, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

7.4. Other Restrictions. The Committee may impose such conditions or restrictions on any Shares or Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a certain purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Bank-wide, divisional, or individual), time-based restrictions on vesting following the attainment of the performance goals and restrictions under Applicable Laws. The Bank shall retain the certificates representing Shares of Restricted Stock in the Bank’s possession until such time as all conditions and restrictions applicable to such Shares have been satisfied. Except as otherwise provided in this Article or in the applicable Award Agreement, or as otherwise required by law, Shares of Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction.

7.5. Voting Rights. During the Period of Restriction, Participants owning Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to such Shares.

7.6. Dividends and Other Distributions. During the Period of Restriction, Participants owning Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so owned. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. In the event that any dividend constitutes a “derivative security” or an “equity security” pursuant to Section 16 under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

7.7. Termination of Service. Each Award Agreement with respect to Restricted Stock granted hereunder shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant’s service with the Bank or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, may reflect distinctions based on the reasons for termination of service and may include provisions relating to a Participant’s competition with the Bank after termination of service. In amplification but not limitation of the foregoing, in the case of an Award of Restricted Stock to an executive officer which is intended to qualify for the Performance- Based Exception, the Award Agreement may provide that such Restricted Stock may become payable in the event of a termination of service by reason of death, becoming Disabled or a Change in Control, such payment not to occur before attainment of the related performance goal.

8. Performance Shares

8.1. Grant of Performance Shares. Subject to the terms and conditions of this Article and to such other terms and conditions as the Committee may determine, Performance Shares may be granted to eligible Employees in such amounts, upon such terms and at such times as shall be determined by the Committee. The number and vesting of Performance Shares granted shall be conditioned upon the degree of attainment of specified performance goals or other conditions over a specified period (the “Performance Period”) as determined by the Committee, subject to Section 3.1 hereof. The terms and provisions of an Award of Performance Shares shall be evidenced by an appropriate Award Agreement.

8.2. Form and Timing of Payment of Performance Shares. The Committee shall establish the amount of payment to be made under an Award of Performance Shares if the performance goals or other conditions are met. Such Award shall be expressed in terms of Shares. After the completion of a Performance Period, the performance of the Bank, subsidiary, division or individual, as the case may be, shall be measured against the performance goals or other conditions, and the Committee shall determine whether all, none or a portion of an Award shall be paid. The Committee shall pay any earned Performance Shares as soon as practicable after they are earned in the form of cash, Shares or a combination thereof (as determined by the Committee) having an aggregate Fair Market Value equal to the value of the earned Performance Shares as of the date they are earned. Any Shares used to pay earned Performance Shares may be issued subject to any restrictions deemed appropriate by the Committee. In addition, the Committee, in its discretion, may cancel any earned Performance Shares and grant Stock Options to the Participant which the Committee determines to be of equivalent value based on a conversion formula stated in the applicable Award Agreement. The Committee, in its discretion, may also grant dividend equivalent rights with respect to earned but unpaid Performance Shares as evidenced by the applicable Award Agreement. Performance Shares shall have no voting rights.

8.3. Termination of Service. Each Award Agreement with respect to Performance Shares granted hereunder shall set forth the extent to which the Participant shall have the right to receive unearned Performance Shares following termination of the Participant’s service with the Bank and its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreements, need not be uniform among all Performance Shares awarded pursuant to the Plan, may reflect distinctions based on the reasons for termination of service and may include provisions relating to a Participant’s competition with the Bank after termination of service.

8.4. Nontransferability. Except as otherwise provided in an Award Agreement with respect to Performance Shares granted hereunder, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

9. Performance Measures

9.1. Evaluation of Performance. The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Bank as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, or (p) market segment shares (“Qualifying Performance Criteria”). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements’ discussion and analysis of financial condition and results of operations appearing in the Bank’s annual report to stockholders for the applicable year. The Committee shall determine the Qualifying Performance Criteria not later than the 90th day of the Performance Period, and shall determine and certify, for each Participant, the extent to which the Qualifying Performance Criteria have been met. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

9.2. Adjustment of Performance-Based Exception. Awards that are intended to qualify for the Performance-Based Exception may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

9.3. Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 9.1.

10. Beneficiary Designation

Each Participant may, from time to time, designate any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Bank, and will be effective only when filed by the Participant in writing with the Bank during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

11. Deferrals

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, the lapse or waiver or restrictions with respect to Restricted Stock, or the satisfaction or any requirements or goals with respect to Performance Shares. If any such deferral election is required or permitted, such deferral shall be made pursuant to a deferred compensation plan that satisfies the requirements of Section 409A of the Code.

12. Change In Control

Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Laws: (i) any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term; (ii) any restriction periods and restrictions imposed on Shares of Restricted Stock shall lapse; (iii) the target payout opportunities attainable under all outstanding Awards of Restricted Stock and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control; and (iv) the vesting of all Awards shall be accelerated as of the effective date of the Change in Control.

13. Termination or Amendment.

The Board may amend, alter or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Bank, no amendment, alteration or termination of this Plan shall be made by the Board without approval of (a) the Bank’s stockholders to the extent stockholder approval of the amendment is required by Applicable Laws, if any, and (b) each affected Participant if such amendment, alteration or termination would adversely affect his or her rights or obligations under any Award made prior to the date of such amendment, alteration or termination; provided, further, that no such action of the Board without approval of the stockholders may:

(a)	materially increase the total number of Shares subject to the Plan except as contemplated by Section 5.3 hereof;

(b)	materially increase the benefits accruing to Participants under the Plan;

(c)	extend the term of the Plan;

(d)	reduce the Option Price of outstanding Options; or

(e)	materially modify the requirements as to eligibility for participation in the Plan.

14. Withholding.

The Bank’s obligation to deliver Shares or pay any amount pursuant to the terms of any Award hereunder shall be subject to satisfaction of applicable federal, state and local tax withholding requirements (“Required Withholding”). To the extent provided in the applicable Award Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Bank to withhold Shares otherwise issuable to the Participant; or (c) delivering to the Bank already owned and unencumbered Shares.

15. Conditions Upon Issuance of Shares.

Notwithstanding any other provision of the Plan or any Award Agreement entered into by the Bank pursuant to the Plan, the Bank shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Bank in consultation with its legal counsel.

16. General Provisions.

16.1. No Participation Rights. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Bank, any Affiliate or the Committee, except as expressly provided in this Plan.

16.2. No Employment Rights. This Plan does not constitute inducement or consideration for the employment or service of any Eligible Person, nor is it a contract between the Bank or any Affiliate and any Eligible Person. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Bank or any Affiliate.

16.3. No Bar to Additional Awards. Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Bank or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans or to impose any requirement of stockholder approval upon the same.

16.4. Awards Not Subject to Creditors. The interests of any Eligible Person under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

16.5. Successors. All obligations of the Bank under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Bank, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all substantially all of the business or assets of the Bank.

16.6. Governing Law. This Plan shall be governed, construed and administered in accordance with the laws of the State of Georgia, without regard to conflicts of law principles.

16.7. Securities Law Compliance. The Committee may require each person acquiring Shares pursuant to Awards hereunder to represent to and agree with the Bank in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange upon which the Common Stock is then listed or automatic interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

16.8. Compliance with the Code. The Plan shall be governed, construed and administered in compliance with the deferred compensation provisions of Section 409A of the Code and shall be amended as necessary to maintain compliance with the provisions of Section 409A. The Committee may place such restrictions or provisions in any Award Agreement as may be necessary to comply with the provisions of Section 409A of the Code.

16.9. Notification under Code Section 83(b). If a Participant, in connection with any exercise of an Option, or the grant of Restricted Stock, makes the election permitted under Section 83(b) of the Code to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Participant shall notify the Bank of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to filing any notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Participant from making such an election.

16.10. Requirements of Law. The Bank shall not be required to issue any certificate or certificates for Shares with respect to Awards under this Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board’s or Committee’s complete satisfaction, with all Applicable Laws.

SOUTHEASTERN BANK FINANCIAL CORPORATION

3530 Wheeler Road

Augusta, Georgia 30909

PROXY SOLICITED BY

THE BOARD OF DIRECTORS OF SOUTHEASTERN BANK FINANCIAL CORPORATION

FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS

APRIL 19, 2006

The undersigned hereby appoints J. Pierce Blanchard, Jr. and Tom C. McLaughlin, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the 2006 Annual Meeting of Shareholders of Southeastern Bank Financial Corporation to be held at 4:00 p.m., on April 19, 2006 at the Cotton Exchange Office, 32 Eighth Street, Augusta, Georgia, or at any adjournment thereof.

(1)	Election of Directors:

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY TO VOTE
(except as marked to the contrary)	for all nominees listed below:

William J. Badger	Robert W. Pollard, Jr.	Randolph R. Smith, M.D.
R. Daniel Blanton	Edward G. Meybohm	Ronald L. Thigpen
Warren A. Daniel		John W. Trulock, Jr.

(Instruction: To withhold authority to vote for any individual nominee(s), strike a line through the name(s) of such nominee(s))

CONTINUED ON REVERSE

(2)	Proposal to Amend the Articles of Incorporation to eliminate the preemptive rights provision in Article Eight ☐ For ☐ Against ☐ Abstain

(3)	Proposal to approve the 2006 Long-Term Incentive Plan ☐ For ☐ Against ☐ Abstain

(4)	In their discretion, upon such other matters as may properly come before the meeting and of which the Company does not receive adequate notice prior to the Annual Meeting.

This proxy will be voted in accordance with the direction of the undersigned as marked. If no direction is given, this proxy will be voted “FOR” the nominees listed above, “FOR” Proposals 2 and 3 and in the discretion of the proxies as described in clause (4) above.

Dated: , 2006

Signature(s) of Shareholder
Please sign exactly as name appears hereon. If shares are held jointly each shareholder should sign. Agents, executors, administrators, guardi-ans, trustees, etc. should use full title. If the shareholder is a corporation, please sign full corporate name by an authorized officer.

Please fill in, date and sign the proxy and return in the enclosed postpaid envelope.